Exhibit 10.3
                                 PROMISSORY NOTE


$7,811,054                                                Boston, Massachusetts
                                                              December 30, 1999




         FOR VALUE RECEIVED, IPC ADVISORS S.A.R.L., a Luxembourg corporation (hereinafter referred to as "IPC"), having for the purposes of this Note, an address at 38-40 Rue Sainte Zithe, Luxembourg L-2763 and BALANCED CARE CORPORATION, a Delaware corporation (hereinafter referred to as "BCC"), having an address at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055 (hereinafter collectively referred to as the "Maker") promises to pay to the order of New Meditrust Company LLC, a Delaware limited liability company (hereinafter referred to as the "Lender") (the Lender and each successor, owner, endorsee, bearer and holder of this Note being hereinafter referred to as the "Holder") at its principal place of business located at 197 First Avenue, Needham Heights, Massachusetts 02494, or at such other place as the Holder of this Note may from time to time designate in writing, in lawful money of the United States of America, in immediately available Federal funds or the equivalent the principal sum of SEVEN MILLION EIGHT HUNDRED ELEVEN THOUSAND FIFTY-FOUR DOLLARS ($7,811,054) (hereinafter referred to as the "Loan Amount"), with interest on so much thereof as shall from time to time be outstanding at the rate of interest specifically provided herein. To the extent applicable, interest hereunder shall be calculated on the basis of a 360-day year, but charged for the actual days elapsed during each calendar year (or portion thereof) that the indebtedness evidenced by this Note remains outstanding.

         1. Terms of Payment. The Maker shall make the following payments to the
Holder:

                  (i) in the event that the Maker has exercised its "Option Right" as such term is defined in that certain Option Agreement, of even date, by and between the Maker and the Lender (the "Option Agreement") relating to any "Facility" and the applicable portion of the "Leased Property" relating thereto (as such terms are defined under the Option Agreement), as a condition of the consummation of the applicable "Closing" (as defined under the Option Agreement), the Maker shall pay to the Holder, on the applicable "Closing Date" (as defined under the Option Agreement), an amount hereinafter referred to as the

"Required Prepayment" set forth for such Facility on EXHIBIT A attached hereto and incorporated herein by reference; and

         (ii) on November 30, 2000 (hereinafter referred to as the "Maturity Date"), the Maker shall pay to the Holder the entire principal balance then remaining unpaid, together with accrued and unpaid interest thereon and any costs, charges and other amounts due under this Note.

All payments hereunder received by the Holder shall be applied by the Holder, without any marshalling of assets, towards payment of the Maker's obligations hereunder in such order as the Holder shall determine in its sole discretion

         Notwithstanding the foregoing, in the event that, as a consequence of any Seller Default (as defined under the Option Agreement), (i) the Maker does not elect to exercise its Option Right relating to any Facility or (ii) any Closing relating to any Facility is not consummated (notwithstanding the exercise by the Maker of its Option Right relating thereto), the principal amount of the indebtedness hereunder shall be reduced by the amount of the Required Prepayment relating to such Facility set forth on EXHIBIT A.

         2. Interest Rate. Except as otherwise expressly provided in Paragraph 4 or Paragraph 5 hereof, no interest shall accrue on the outstanding principal balance hereunder.

         3. Prepayment. The indebtedness evidenced by this Note may be prepaid, in whole or in part, at any time without prepayment penalty, fee or premium.

         4. Acceleration of Maturity. Any one or more of the following events shall be defined as an "Event of Default":

         (i) the failure to pay any Required Prepayment or any other sum due under this Note on the date when such payment was due;

         (ii) the occurrence of any "Buyer Default" (as defined under the Option Agreement);

         (iii) if either IPC or BCC shall (a) voluntarily be adjudicated a bankrupt or insolvent, (b) seek or consent to the appointment of a receiver or trustee for itself or for any of its properties, (c) file a petition seeking relief under the bankruptcy or other similar laws of the United States or any other country, any state or any other jurisdiction, (d) make a general assignment for the benefit of creditors, (v) make or offer a composition of its debts with its creditors or (e) be unable to pay its debts as such debts mature;

                  (iv) if any court shall enter an order, judgment or decree appointing, without the consent of either IPC or BCC, a receiver or trustee for such entity or for any of their respective properties, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered;

                  (v) if any petition is filed against IPC or BCC which seeks relief under the bankruptcy or other similar laws of the United States, any other country, any state or any other jurisdiction and such petition is not dismissed within ninety (90) days after it is filed; and

                  (vi) the liquidation, dissolution or termination of existence of IPC or BCC.

         Upon the occurrence of an Event of Default, at the option of the Holder, which may be exercised at any time after an Event of Default shall have occurred, the entire outstanding principal balance, together with all interest, costs, charges and other amounts due under this Note, shall immediately become due and payable and upon such acceleration, all amounts due hereunder shall bear interest at the rate of interest per annum equal to the greater of (a) eighteen percent (18%) per annum or (b) a variable rate of interest per annum equal to one hundred twenty percent (120%) of the "Prime Rate" (as hereinafter defined); but in no event in excess of the maximum rate of interest permitted by applicable law to be charged by the Holder (hereinafter referred to as the "Advances Rate"). As used herein, Prime Rate shall mean the variable rate of interest per annum from time to time announced by Fleet Bank of Connecticut, N.A. ("Fleet"), as its prime rate of interest and in the event that Fleet no longer announces a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any other major bank or other financial institution reasonably selected by the Holder.

         Any and all deposits or other sums at any time or times credited by or due from the Holder to, and all securities or other property in the possession of the Holder for safekeeping or otherwise and belonging to, the Maker or any endorser, surety or guarantor of this Note or the obligations represented hereby are and shall be subject to a security interest in favor of the Holder to secure payment of this Note. Upon the occurrence of any Event of Default and at any time or times thereafter, without any demand or notice, except to such extent as notice may be required by applicable law, the Holder may sell or dispose of any or all of such securities or other property and may exercise any and all of the rights accorded the Holder by the Massachusetts Uniform Commercial Code or other applicable state's Uniform Commercial Code. The Holder at any time and from time to time may apply or set off such deposits or other sums against the liability of the Maker or any such endorser, surety or guarantor whether or not such liability is then due. The provisions of this Paragraph 4 are cumulative and are not exclusive of any other rights that the Holder has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. The Holder shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

         5. Late Charges; Interest Following Certain Events. In the event of any delinquency in the payment of any Required Prepayment or in the payment of any other monetary obligation under this Note (hereinafter referred to as a "Late Payment"), the Maker shall pay the Holder a late payment charge of Two Hundred Fifty Dollars ($250) (referred to herein as a "Late Payment Charge") for the month during which such delinquency occurs and for each month (or portion of the month) thereafter that the Late Payment remains unpaid, for the purpose of defraying the expenses incurred by the Holder in handling and processing such Late Payments. In addition to any Late Payment Charges which may become due hereunder, the Maker shall pay interest on any Late Payment, calculated at the Advances Rate, from the date upon which the Late Payment was originally due until the date that the Holder actually receives such Late Payment. It is understood that nothing contained in this Paragraph 5 shall be deemed to relieve the Maker of its obligations to make any and all payments due and payable to the Holder pursuant to the provisions of this Note upon the dates set forth herein, it being acknowledged that time is of the essence.

         6. Collection and Enforcement Costs. Upon demand, the Maker shall reimburse the Holder for all costs and expenses, including, without limitation, attorneys' fees and expenses and court costs, paid or incurred by the Holder in connection with the collection of any sum due hereunder, or in connection with the enforcement of any of the Holder's rights or the Maker's obligations under this Note. Any amount due and payable to the Holder pursuant to the provisions of this Paragraph 6 shall bear interest at the Advances Rate.

         7. Continuing Liability. The obligation of the Maker to pay the outstanding principal balance, interest and all other costs, charges and sums due hereunder shall continue in full force and effect and in no way shall be impaired, until the actual payment thereof to the Holder.

         8. Joint and Several Liability. If more than one Person shall execute this Note, then each such Person shall be fully liable for all obligations of the Maker hereunder, and all such obligations shall be joint and several.

         9. Amendments, Waivers and Modifications. None of the terms, covenants, conditions, warranties or representations contained in this Note may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated, except by an agreement, in writing, signed by the Person against whom enforcement is sought. The provisions of this Note shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Option Agreement; and all references herein to the Option Agreement shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

         10. Waivers. The Maker and each endorser, surety and guarantor hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, suretyship defenses, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default as specifically elsewhere herein required), or enforcement of the payment of this Note, and agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and the Maker and all endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the payment or performance of any obligations under this Note, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

         11. Contribution. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all liabilities, obligations and indebtedness to the Holder of the Person from whom contribution is sought have been satisfied in full.

         12. Indemnification. With the exception of any claim arising out of an action brought by IPC and/or BCC against the Holder in which a final decision is issued by a court in favor of IPC and/or BCC and all appeal periods having lapsed or been exhausted, the Maker, and each endorser, surety and guarantor of this Note, shall indemnify, defend (with counsel acceptable to the Holder), and hold the Holder harmless against any claim brought or threatened against the Holder by the Maker, by any endorser, surety or guarantor, or by any other Person on account of the Holder's relationship with the Maker or any endorser, surety or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Holder with counsel of the Holder's selection, but at the expense of the Maker and any endorser, surety and guarantor). The aforesaid indemnification agreement shall include, without limitation, attorneys' fees and expenses and court costs incurred by the Holder in connection with any such claims and with the enforcement of said indemnification.

         13. Successors and Assigns. This Note shall be binding on and inure to the benefit of (i) the Maker and the Maker's permitted successors and assigns and (ii) inure to the benefit of the Holder and its successors and assigns. Notwithstanding the foregoing, neither IPC nor BCC shall assign or otherwise transfer this Note or any of its rights or obligations hereunder without the express written consent of the Holder, in each instance, which consent may be withheld in the Holder's sole and absolute discretion.

         14. Applicable Law. This Note is being negotiated and delivered in Boston, Massachusetts, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts

         15. Invalidity. If any provision of this Note or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note, nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the maximum extent permitted by law. Notwithstanding the foregoing, it is the intention of the Maker and the Holder that if any provision of this Note is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

         16. Usury. In the event that fulfillment of any provision of this Note, at the time performance of such provision shall be due and as a result of any circumstance, shall involve transcending the limit of validity presently or hereinafter prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall the Maker be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the maximum rate, if any, permitted by law to be charged by the Holder; the right to demand any such excess being hereby expressly waived by the Holder.

         17. Notice. Any notice, request, demand, statement or consent made hereunder shall be in writing (each, a "Notice"). Any Notice shall be (i) personally delivered, (ii) sent by certified mail, return receipt requested or
(iii) sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and, in each instance, simultaneously by facsimile transmission. Any Notice shall be deemed given when hand delivered, when postmarked or placed in the possession of such mail or delivery service, as the case may be (provided, that, in each instance, a copy of such notice was simultaneously sent by facsimile transmission), and shall be addressed as follows:

If to Maker:                           IPC Advisors S.a.r.l.
                                       38-40 Rue Saint Zithe
                                       Luxembourg L-2763
                                       Fax: 011 352 407 804
                                       Attn: J. B. Unsworth

                                       and

                                       Balanced Care Corporation
                                       1215 Manor Drive
                                       Mechanicsburg, Pennsylvania 17055

                                       Fax: (717) 796-6150
                                       Attn: President

With copies to:                        IPC Advisors S.a.r.l.
                                       c/o Unsworth & Associates
                                       Herengracht 483
                                       1017 BT
                                       Amsterdam
                                       Fax: 011 3120 623 2285
                                       Attn: J. B. Unsworth

                                                    and
                                       Goodman Phillips and Vineburg
                                       250 Yonge Street, Suite 2400
                                       Toronto, Ontario
                                       Canada M5B2M6
                                       Fax: (416) 979-1234
                                       Attn: Stephen Pincus, Esq.

                                                    and

                                       Balanced Care Corporation
                                       1215 Manor Drive
                                       Mechanicsburg, Pennsylvania 17055
                                       Fax: (717) 796-6294
                                       Attn: Robin L. Barber, Esq.

                                                     and

                                       Kirkpatrick & Lockhart LLP
                                       Henry W. Oliver Building
                                       535 Smithfield Street
                                       Pittsburgh, PA 15222-2312
                                       Fax: (412) 355-6501
                                       Attn: Steven J. Adelkoff, Esq.

If to Holder:                          New Meditrust Company LLC
                                       197 First Avenue
                                       Needham, Massachusetts  02494
                                       Fax: (781) 433-1290
                                       Attention:  President

With copies to:                        New Meditrust Company LLC
                                       197 First Avenue
                                       Needham, MA  02494
                                       Fax: (781) 449-1530
                                       Attention: General Counsel

                                                      and

                                       Nutter, McClennen & Fish, LLP
                                       One International Place
                                       Boston, Massachusetts  02110-2699
                                       Fax: (617) 973-9748
                                       Attention:  Marianne Ajemian, Esq.



or at such other place as either the Holder or the Maker may from time to time hereafter designate to the other in writing. Any notice given to the Maker by the Holder at any time shall not imply that such notice or any further or similar notice was or is required.

         19. Captions and Headings. The captions and headings set forth in this Note are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provisions of, or the scope or intent of, this Note or any portion hereof.

         20. Rule of Construction. References in this Note to "herein," "hereof" and "hereunder" shall be deemed to refer to this Note and shall not be limited to the particular text or Paragraph in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Note to the Holder's attorneys shall be deemed to include, without limitation, special counsel and local counsel.

         As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the Maker has duly executed this Note as a sealed instrument as of the day and year first above written.


WITNESS:                                  MAKER:

                                          IPC ADVISORS S.A.R.L., a Luxembourg
                                          corporation


/s/J. Theot                               By:/s/J.B. Unsworth
Name: J. Theot                                  Name: J.B. Unsworth
                                                Title: Manager



                                          BALANCED CARE CORPORATION, a
                                          Delaware corporation


/s/Jaynelle D. Covert                     By:/s/Robin L. Barber
Name: Jaynelle D. Covert                        Name: Robin L. Barber
                                                Title:  Senior Vice President
                                                        and Legal Counsel &
                                                        Assistant Secretary

                                    EXHIBIT A

Facility                                                         Required Prepayment
Blytheville                                                               $550,045

Lewisburg                                                                 $385,102

Lima                                                                      $522,353

Potomac Point                                                             $421,994

Dillsburg                                                                 $577,025

Xenia                                                                   $1,008,250

Chippewa                                                                  $600,463

Kingsport                                                                 $545,941

Chesterfield                                                              $838,331

Hendersonville                                                            $611,751

Knoxville                                                               $1,199,754

Pocahontas                                                                $550,045